Exhibit 1.1
Statoil ASA
Underwriting Agreement Standard Provisions
[•], 20__
To the Representatives named from time to time in the
applicable Pricing Agreement hereinafter described
Ladies and Gentlemen:
     From time to time Statoil ASA, a public limited company incorporated under the laws of the Kingdom of Norway (“Statoil” or the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and the Company, subject to the terms and conditions stated herein and therein, proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).
     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.
     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the

Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts) and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (Registration No. [•]) relating to the Securities to be issued from time to time by the Company has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Prospectus; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for such purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. For purposes of this agreement:
     (i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement, is hereinafter called the “Base Prospectus”;
     (ii) any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”;
     (iii) the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

     (iv) the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in the applicable Pricing Agreement with respect to the Designated Securities), is hereinafter called the “Pricing Prospectus”;
     (v) the form of the final prospectus relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”;
     (vi) any reference in this Agreement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated therein, in each case after the date of such Base Prospectus, Pricing Prospectus, Preliminary Prospectus or Prospectus, as the case may be;
     (vii) any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and
     (viii) the “Applicable Time” is the time specified as such in the applicable Pricing Agreement.
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (c) The Pricing Prospectus, as supplemented by any final term sheet prepared and filed pursuant to Section 5(a) hereof and any Issuer Free Writing Prospectus listed in Schedule III to the applicable Pricing Agreement (collectively, the “Pricing Disclosure Package”) as of the Applicable Time (as

defined in the applicable Pricing Agreement), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions in the Pricing Disclosure Package or made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the documents incorporated by reference in the Pricing Prospectus and Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter of Designated Securities through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement, except as set forth on Schedule III to the applicable Pricing Agreement.
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (f) (i) At the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this sub-section (f) only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
     (g) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     (h) Since the respective dates as for which information is given in the Registration Statement and the Pricing Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.
     (i) The Company has been duly incorporated and is validly existing as a public limited company (allmennaksjeselskap) under the laws of the Kingdom of Norway and has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Pricing Prospectus.
     (j) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid.
     (k) The Securities have been duly authorized, and, when issued and delivered pursuant to the applicable Pricing Agreement, the applicable Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture under which they are to be issued; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Designated Securities and the Indenture conform to the descriptions thereof contained in the Pricing Disclosure Package with respect to the issuance of Designated Securities.
     (l) The issue and sale of the Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement and the consummation of the transactions herein and therein contemplated will not contravene or result in a breach or violation of (i) the Articles of Association of the Company; (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries or to which any assets of the Company or any of its subsidiaries is subject that is material to the Company and its subsidiaries, taken as a whole; or (iii) any statute, rule, regulation, judgment, order or decree of any government or governmental agency or body, or any court of the Kingdom of Norway or the European Economic Area (collectively, “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or over its assets or properties, except statutes, rules, regulations, judgments, orders or decrees the contravention, breach or violation of which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and which would not affect the due authorization, execution, validity, binding effect or enforceability of this Agreement, any Pricing Agreement, the Indenture or the Securities; and no consent, approval, authorization or order of, or qualification with, any Governmental Agency is required for the performance by the Company of its obligations under this Agreement, any Pricing Agreement, the Indenture or the Securities, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.
     (m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Debt Securities”, insofar as it purports to constitute a summary of the terms of the Securities, and under the captions “Taxation” and “Plan of Distribution”, in each case when read together with the final term sheet prepared and filed pursuant to Section 5(a) hereof and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

     (n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the assets of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceeds are threatened or contemplated by any Governmental Authority or threatened by others.
     (o) The Company is not, and after giving effect to each offering and sale of the Securities and the application of the proceeds thereof, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.
     (p) Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Norway or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Prospectus.
     (q) The Company and its subsidiaries possess all certificates, authorizations, orders, licenses and permits of and from, and have made all filings with, any Governmental Agency having jurisdiction over the Company and any of its subsidiaries necessary to conduct its business as presently conducted, except as set forth in the Pricing Prospectus and except to the extent that the failure to possess all such certifications, authorizations, orders, licenses and permits, or to have made such filings, would not have a Material Adverse Effect.
     (r) Except as disclosed in the Pricing Prospectus, to the best of the Company’s knowledge after due inquiry, there are no costs or liabilities associated with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.
     (s) The Company has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (t) The consolidated financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the respective dates or for the respective periods to which they apply and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as stated in the Pricing Prospectus.
     (u) Ernst & Young, who have certified certain financial statements of the Company and its subsidiaries, are independent public consultants as required by the Securities Act and the rules and regulations of the Commission thereunder and the standards of the Public Company Accounting Oversight Board.
     (v) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company, after reasonable investigation, is not aware of any material weaknesses in its internal control over financial reporting.
     (w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company, to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company at least forty-eight hours in advance, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.
     5. The Company agrees with each of the several Underwriters of any Designated Securities:
     (a) To prepare the Prospectus in relation to the applicable Designated Securities in a form approved by the Representatives, such approval not to be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by Rule 424(b); (ii) subject to the filing requirement referred to in sub-clause (i) to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall have been reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to prepare the final term sheet, substantially in the form attached as Schedule V to the applicable Pricing Agreement and approved by the Representatives, to file such final term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule and to file any other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (v) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus or free writing prospectus relating to the Designated Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus or free writing prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.
     (b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form to which the Representatives do not reasonably object and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by such rule and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives after reasonable notice thereof.
     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Securities remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, it will, if it has not already done so, file a new shelf registration statement relating to the Securities in a form satisfactory to the Representatives and will use reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and it will take all other action necessary to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the Registration Statement shall include any such new automatic shelf registration statement or any such new shelf registration statement, as the case may be.
     (d) To endeavor to qualify the Securities for offer and sale under the securities laws of such U.S. jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Designated Securities; provided, however, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as an Underwriter of securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) to file a general consent to service of process in any U.S. jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (e) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of such Designated Securities prior to the expiration of nine months after the time of issue of the Prospectus and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act, the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Designated Securities at any time more than 30 days after the date of the applicable Pricing Agreement, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of the Designated Securities.
     (f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
     (h) Unless otherwise agreed, during the period beginning from the date of the applicable Pricing Agreement for such Designated Securities and continuing to and including the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company which mature more than one year after such Time of Delivery, which are substantially similar to such Designated Securities which are denominated in the same currency as such Designated Securities and are offered primarily in the same market as such Designated Securities are primarily offered, without the prior written consent of the Representatives, such consent not to be unreasonably withheld.
     (i) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
     (j) To apply the net proceeds from the sale of Designated Securities as described in the Pricing Prospectus under the heading “Use of Proceeds”.

     (k) None of the proceeds from the sale of Securities will be lent to, invested in, or otherwise paid to or used for the benefit of any person or country, including, without limitation, Iran, any agent of Iran, any person in Iran, or any commercial, industrial or other project in Iran, which at the time of the loan, investment or transaction is subject to U.S. Economic Sanctions.
     (l) Not to solicit any offer to buy or offer to sell the Securities in the Kingdom of Norway in any way that would constitute an offer to the public within the meaning of the Norwegian Securities Trading Act of 1997 (the “Norwegian Securities Trading Act”), except as permitted in accordance with Section 5.2 of such act.
     6. (a) The Company represents and agrees that, without the prior written consent of the Underwriters, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.
     (b) Each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided, however, that the Company consents to the use by each Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof and (ii) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof.
     (c) Any such free writing prospectus the use of which has been consented to by the Company or the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) will be listed in Schedule III applicable to the Pricing Agreement.
     (d) The Company represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
     (e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any fees charged by securities rating services for rating the Securities; (iv) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The several obligations of the Underwriters under this Agreement are subject to the following conditions:
     (a) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the Time of Delivery as if made on and as of the Time of Delivery and the Company shall have complied, in all material respects, with all of its obligations to be performed hereunder and shall have satisfied all of the conditions on its part to be performed hereunder or satisfied on or prior to the Time of Delivery.
     (b) The Prospectus in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement; no stop order suspending the effectiveness or preventing the use of the Registration Statement or any part thereof, the Prospectus or any Issuer Free Writing Prospectus shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
     (c) On or after the Applicable Time and prior to the Time of Delivery,
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 463(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus, that is so material and adverse as to make it, in the reasonable judgment of the Representatives (after consultation with the Company), impracticable or inadvisable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.
     (d) The Underwriters shall have received on the Time of Delivery certificates, dated the Time of Delivery and signed by an executive officer of the Company, to the effect set forth in sub-sections (a), (b) and (c) above. The officer signing and delivering such certificate may rely upon the best of his knowledge.
     (e) The Underwriters shall have received on the Time of Delivery an opinion of the Company’s General Counsel dated the Time of Delivery, to the effect that:
     (i) the Company has been duly incorporated and is validly existing as a public limited company (allmennaksjeselskap) under the laws of the Kingdom of Norway, and has the corporate power and authority to (A) own its property and to conduct its business as described in the

Prospectus, as amended or supplemented, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect and (B) to execute, deliver and perform its obligations under the Indenture, this Agreement and the Pricing Agreement relating to the Designated Securities and to issue and perform its obligations under the Designated Securities;
     (ii) each of this Agreement and the Pricing Agreement with respect to the Designated Securities has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such Pricing Agreement by or on behalf of the Underwriters, insofar as the laws of the Kingdom of Norway are concerned, this Agreement and such Pricing Agreement constitute valid and legally binding agreements of the Company;
     (iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, insofar as the laws of the Kingdom of Norway are concerned, the Indenture constitutes a valid and legally binding agreement of the Company, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting the enforcement of creditors’ rights applicable to the Company;
     (iv) the Securities to be issued by the Company have been duly authorized by the Company and the Designated Securities issued and delivered pursuant to the Pricing Agreement with respect to such Designated Securities have been duly executed, authenticated and issued and delivered by the Company and, insofar as the laws of the Kingdom of Norway are concerned, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting the enforcement of creditors’ rights applicable to the Company;
     (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the applicable Pricing Agreement, the Securities and the Indenture will not contravene or result in a breach or violation of (i) the articles of association of the Company, (ii) to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries or to which any property or assets of the Company or any of its subsidiaries is subject that is material to the Company and its subsidiaries, taken as a whole, or (iii) to such counsel’s knowledge, any statute, rule, regulation, judgment, order or decree of any Governmental

Agency having jurisdiction over the Company or any subsidiary or over their respective assets or properties, except statutes, rules, regulations, judgments, orders or decrees the contravention of which would not (individually or in the aggregate) have a Material Adverse Effect, and which would not affect the due authorization, execution, validity, binding effect or enforceability of this Agreement and the applicable Pricing Agreement, the Securities or the Indenture; and no consent, approval, authorization or order of, or qualification with, any Norwegian Governmental Agency is required for the performance by the Company or its subsidiaries of their obligations under this Agreement and the applicable Pricing Agreement, the Securities or the Indenture, except such as have been obtained or made and which are in full force and effect and copies of which have been furnished to the Underwriters;
     (vi) there are no legal or governmental proceedings pending or, to such counsel’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject other than as set forth in the Pricing Prospectus and proceedings which such counsel believes are not likely to have a Material Adverse Effect;
     (vii) the Company and, to the best of such counsel’s knowledge, its subsidiaries possess all certificates, authorizations, orders, licenses and permits of and from, and have made all filings with, any Governmental Agency having jurisdiction over the Company and any of its subsidiaries necessary to conduct its business as presently conducted, except as set forth in the Pricing Prospectus and the Prospectus and except to the extent that the failure to possess all such certifications, authorizations, orders, licenses and permits, or to have made such filings, would not have a Material Adverse Effect; and, to such counsel’s knowledge, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, order, license or permit, in which there is more than an insubstantial risk of an unfavorable decision, ruling or finding and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
     (viii) except as disclosed in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Norway or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Prospectus;

     (ix) the choice of New York law to govern this Agreement and the related Pricing Agreement, the Indenture and the Securities is, under the laws of the Kingdom of Norway, a valid choice of law, subject to the limitation that New York law will not be applied to the extent that it would be contrary to Norwegian public policy and that Norwegian courts will apply Norwegian procedural rules in any such action or proceeding, and, subject further to the limitation that if and to the extent that proceedings have already been instituted or are pending in the courts of any country other than the Kingdom of Norway at the time the matter is brought before a court in the Kingdom of Norway, the courts of the Kingdom of Norway may think it proper in accordance with their rules not to entertain or stay an action in respect of a matter on which a court of another country has already given judgment or is entertaining proceedings; the submission to the jurisdiction of such New York courts contained in this Agreement and the related Pricing Agreement, the Indenture and the Securities is valid under Norwegian law; the waiver by the Company of any objection to the venue of a proceeding in such New York courts is legal, valid and binding under Norwegian law; service of process effected in the manner set forth in Section 12 (b) of this Agreement and in Section 114 of the Indenture, assuming its validity under New York law, will be effective, insofar as Norwegian law is concerned, to confer valid personal jurisdiction over the Company;
     (x) The Company is not entitled to any immunity to jurisdiction on the basis of sovereign immunity in any legal suit, action or proceeding against it arising out of or based on this Agreement and the related Pricing Agreement and the Indenture or the transactions contemplated thereby which is instituted in any competent court in Norway. The Company’s irrevocable waiver in this Agreement and the related Pricing Agreement and the Indenture of any such immunity to which it may otherwise be entitled or become entitled is valid and binding under Norwegian law; and
     (xi) The statements in the Pricing Prospectus and the Prospectus under the captions “Enforceability of Civil Liabilities”, “Taxation — Norwegian Taxation of Debt Securities” and “Taxation — Norwegian Taxation of Ordinary Shares and ADSs”, to the extent such statements relate to matters of Norwegian law or regulation or to the provision of documents governed by the laws of Norway, therein described, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize in all material respects the matters referred to therein as of the Time of Delivery.
     In giving the foregoing opinions, such counsel may state that he has not investigated the laws of any jurisdiction other than the Kingdom of Norway as they stand and have been interpreted in published case law of the courts in the Kingdom of Norway as of the date of such opinion, and that such counsel does not express or imply an opinion on the laws of any jurisdiction other than the Kingdom of Norway.
     (f) The Underwriters shall have received on the Time of Delivery an opinion of Sullivan & Cromwell LLP, U.S. counsel for the Company, dated the Time of Delivery, to the effect that:
     (i) assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of the Kingdom of Norway are concerned, it has been duly executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (ii) assuming this Agreement and the Pricing Agreement relating to the Designated Securities have been duly authorized, executed and delivered by the Company insofar as the laws of the Kingdom of Norway are concerned, each of this Agreement and such Pricing Agreement has been duly executed and delivered by the Company;
     (iii) assuming the Designated Securities have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of the Kingdom of Norway are concerned, they have been duly executed, authenticated, issued and delivered by the Company and (assuming due authentication of the Designated Securities by the Trustee) constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (iv) assuming the validity of such action under Norwegian law, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has validly and effectively submitted to the non-exclusive jurisdiction of any Federal or state court in the City, County and State of New York, in any legal suit, action or proceeding based on or under this Agreement and the related Pricing Agreement and the Indenture and has appointed [•] as its authorized agent for the purposes described in Section 12(b) of this Agreement and Section 114 of the Indenture;
     (v) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Designated Securities by the Company to the Underwriters have been obtained or made; and
     (vi) The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.
     Such counsel may state that, with your approval, they have relied as to certain matters upon certificates of the Company and the Company’s officers or directors and employees and upon information obtained from other sources believed by them to be responsible, and that they have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Designated Securities conform to the specimens thereof examined by them, that the Trustee’s certificates of authentication of the Designated Securities have been manually signed by one of the Trustee’s duly authorized officers and that the signatures on all documents examined by such counsel are genuine, assumptions which they have not independently verified.
     Such counsel may also state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may (i) rely, without independent investigation, as to matters of Norwegian law, upon the opinion of the Company’s General Counsel rendered pursuant to Section 6(e); (ii) assume that the Company has been duly incorporated and is validly existing as a corporation under the laws of the Kingdom of Norway; and (iii) assume that any document referred to in their opinion as executed by the Company has been duly authorized, executed and delivered in accordance with the laws of the Kingdom of Norway.
     Such counsel shall also state that they have reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package and participated in discussions with representatives of the Company and its Norwegian counsel, the accountants for the Company and representatives of the Underwriters and their U.S. and Norwegian counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company and letters addressed to you from the Company’s accountants; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel shall confirm to the Underwriters that each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and

nothing that has come to the attention of such counsel has caused them to believe, insofar as relevant to the offering of the Securities, (a) that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Disclosure Package, as of a time specified by you to be immediately prior to the time of the first sale of the Securities by any Underwriter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) that the Prospectus, as of the date of the Prospectus and as of the date of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package except for those made under the captions “Description of Debt Securities” and “Taxation — United States Taxation” in the Registration Statement and “Plan of Distribution” in the Prospectus insofar as they relate to the provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial or statistical data, including the information regarding reserves and production, or the letter report of DeGolyer and MacNaughton included as an appendix to the Company’s Annual Report on Form 20-F incorporated by reference therein, contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon, each as included in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued, or as to any statement made by the Company’s General Counsel with respect to Norwegian law in the Registration Statement, the Prospectus or the Pricing Disclosure Package; and that their opinion described in this sub-section is furnished as United States counsel for the Company to the Representatives of the Underwriters and is solely for the benefit of the several Underwriters.
     (g) The Underwriters shall have received on the Time of Delivery an opinion of U.S. counsel for the Underwriters, dated the Time of Delivery, covering certain of the matters referred to in sub-sections (i), (ii) and (iii) and the last paragraph of Section 6(f).
     (h) The Underwriters shall have received on the Time of Delivery an opinion of Norwegian counsel to the Underwriters, with respect to such matters of Norwegian law and/or non-factual matters as the Representatives may reasonably request.

     (i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses.
     (j) The Underwriters shall have received on the date of the applicable Pricing Agreement a letter dated on the date of the applicable Pricing Agreement, substantially in the form set forth in Annex II hereto or in other form and substance reasonably satisfactory to the Representatives, from the independent certified accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement and the Prospectus containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (k) The Underwriters shall have received on the date of the applicable Time of Delivery a letter dated on the date of the applicable Time of Delivery, in form and substance reasonably satisfactory to the Representatives, from the independent certified accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement and the Prospectus to the effect that they reaffirm the statements made in the comfort letters furnished pursuant to sub-section (j) above, except that the specified date referred to shall be a date not more than three Stavanger business days prior to the Time of Delivery.
     9. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus, as amended or supplemented, relating to such Securities.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, and, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under sub-section (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such sub-section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such sub-section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under sub-section (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under sub-section (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this sub-section (d), to notify the other party in writing of the commencement of such action). The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this sub-section (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this sub-section (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this sub-section (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this sub-section (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this sub-section (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement with respect to such Designated Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in sub-section (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in sub-section (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in sub-section (b) above, or if the Company shall not exercise the right described in sub-section (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 7 and 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 7 and 9 hereof.
     13. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     (b) The Company submits to the non-exclusive jurisdiction of any Federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company waives, to the fullest extent permitted by law, any objections to venue, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Company hereby designates and appoints [•] (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of [•] as such authorized agent shall become effective immediately without any further action on the part of the Company. Such appointment shall be irrevocable to the extent permitted by Norwegian law for a period of three years from and after the Time of Delivery and subject to the appointment of a successor agent in the United States for the remainder of such three-year period on terms substantially similar to those contained in this Section 13(b) and reasonably satisfactory to the Representatives. If the Process Agent shall cease to act as the Company’s agent for service of process, the Company shall appoint, without unreasonable delay, another such agent, and notify the Representatives of such appointment. The Company represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and notice by certified mail of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.
     (c) The Company irrevocably waives any immunity to jurisdiction based on a legal theory of sovereign immunity to which it may otherwise be entitled or become entitled to in any legal suit, action or proceeding against it by any Underwriter arising out of or based on this Agreement which is instituted in any competent court.
     (d) The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and the party which is to receive such payment agrees to pay to the party liable to make such payment the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment.

     14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.
     15. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and, if to the Company, shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of the Company set forth in the Registration Statement. Any such notices shall take effect upon receipt thereof.
     16. This Agreement and each Pricing Agreement shall be binding on, and inure solely to the benefit of, the Company, the Underwriters and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company, and any controlling or affiliated persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     18. Time shall be of the essence in connection with each Pricing Agreement. For purposes of this Agreement, (i) the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business; and (ii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     19. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours, STATOIL ASA
By:
Name:
Title:

Annex I
[FORM OF PRICING AGREEMENT]
Representatives of the
Several Underwriters named
in Schedule I hereto
_________, ____
Ladies and Gentlemen:
     Statoil ASA, a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [•], a copy of which is attached hereto as Annex I (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto.
     A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.
     The Applicable Time for purposes of this Pricing Agreement is ___:___ _.m. New York time on the date hereof. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Article 9 of the Underwriting Agreement is listed in Schedule III hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us [•] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours, STATOIL ASA
By:
Name:
Title:

Accepted as of the date hereof: [Name(s) of Representative(s)]
By:

SCHEDULE I

Principal
Amount of
Designated
Securities to be
Underwriters	Purchased
$

Total	$

SCHEDULE II
Issuer:
Statoil ASA
Title of Designated Securities:
[ %] [Floating Rate] [Zero Coupon] [Notes]
[Debentures] due
Aggregate principal amount:
[$]
Price to Public:
___% of the principal amount of the Designated Securities, plus accrued interest from        to        [and accrued amortization, if any, from            to       ]
Purchase Price by Underwriters:
___% of the principal amount of the Designated Securities, plus accrued interest from        to       [and accrued amortization, if any, from            to        ]
Form of Designated Securities [subject to change to reflect clearance and settlement procedures for Euro component]:
[Book-entry only form represented by one or more global registered form securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]
[Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives].]
Specified funds for payment of purchase price:
[Immediately available funds] [Federal (same-day) funds]
Indenture:
[Indenture dated as of [•], among Statoil ASA and [•], as Trustee]

Maturity:
Interest Rate:
[ %] [Zero Coupon] [See Floating Rate Provisions]
Interest Payment Dates:
[months and dates, commencing ___,]
Additional Amounts:
[Payable upon the occurrence of certain events relating to changes in tax law.]
Redemption Provisions:
[No provisions for redemption]
[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$]            or an integral multiple thereof,
[on or after      ,        at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before      ,      %, and if] redeemed during the 12-month period beginning      ,

Redemption
Year	Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after      ,        , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]
[The Securities are redeemable at the option of the Company upon certain changes in Norwegian tax law.]
[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for other changes in tax law]
[Restriction on refunding]
Sinking Fund Provisions:
[No sinking fund provisions]
[The Designated Securities are entitled to the benefit of a sinking fund to retire [$]       principal amount of Designated Securities on            in each of the years        through            at 100% of their principal amount plus accrued interest][, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$]        principal amount of Designated Securities in the years              through            at 100% of their principal amount plus accrued interest].
Extendable provisions:
Securities are repayable on      , [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be      %, and thereafter annual interest rate will be adjusted on      ,        and             to a rate not less than      % of the effective annual interest rate on U.S. Treasury obligations with      -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]
[If Securities are Floating Rate Debt Securities, insert —
Floating rate provisions:
Initial annual interest rate will be      % through            and thereafter will be adjusted [monthly] [on each      ,        , ___and      ] [to an annual rate of      % above the average rate for      -year [month] [securities] [certificates of deposit] issued by            and          [insert names of banks].] [and the annual interest rate [thereafter] [from            through        ] will be the interest yield equivalent of the weekly average per annum market discount rate for      -month Treasury bills plus      % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield

for     -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for     -month Treasury bills); [from       and thereafter the rate will be the then current interest yield equivalent plus      % of Interest Differential].]
Defeasance provisions:
Time of Delivery:
Closing Location:
Names and addresses of Representatives:
Designated Representatives:
Address for Notices, etc.:
Other Terms:
     Selling Restrictions
     [In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter represents, warrants and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Designated Securities to the public in that Relevant Member State:
     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Security in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     This European Economic Area selling restriction is in addition to any other selling restrictions set out below.]
     [Any offer of the notes, each announcement thereof and any document in which an offer is made or announced comply with the laws and regulations of any State where persons to whom the offer is made are resident.]

SCHEDULE III
(a)	Issuer Free Writing Prospectuses:

[Final term sheet(s) prepared in accordance with Section 5(a) of the Underwriting Agreement]

(b)	Underwriter Free Writing Prospectuses:

(c)	Additional Documents Incorporated by Reference:

SCHEDULE IV
Pricing Disclosure Package:
1.	[•]

SCHEDULE V
Final Term Sheet(s)

ANNEX I TO THE PRICING AGREEMENT
Underwriting Agreement

Annex II
FORM OF COMFORT LETTER TO BE DELIVERED PURSUANT TO SECTION 8(j)
Pursuant to Section 8(j) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
     (a) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;
     (b) In their opinion, the consolidated financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;
     (c) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 3.A of the Company’s Annual Report on Form 20-F for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 20-F for such fiscal years;
     (d) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and, on the basis of limited procedures specified in such letter, nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;
     (e) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

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     (i) (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (B) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;
     (ii) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;
     (iii) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (i) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (ii) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;
     (iv) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder, or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
     (v) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the

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latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;
     (vi) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (v) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (f) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (e) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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